UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 19, 2018

Fortune Brands Home & Security, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-35166	62-1411546
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

520 Lake Cook Road

Deerfield, IL 60015

(Address of Principal Executive Offices) (Zip Code)

847-484-4400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Offering of 4.000% Senior Notes due 2023

On September 19, 2018, Fortune Brands Home & Security, Inc. (the “Company”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with Barclays Capital Inc., J.P. Morgan Securities LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated, acting for themselves and as representatives of the several underwriters named therein, in connection with the offer and sale of $600 million aggregate principal amount of the Company’s 4.000% Senior Notes due 2023 (the “Notes”) in an underwritten public offering (the “Offering”). The Underwriting Agreement contains representations, warranties and agreements of the Company, conditions to closing, indemnification and contribution rights and obligations of the parties, termination provisions and other terms and conditions in each case that are customary in agreements of this type.

The issuance and sale of the Notes closed on September 21, 2018. The Notes were issued pursuant to an Indenture, dated as of June 15, 2015, by and among the Company and Wilmington Trust, National Association, as trustee, and Citibank, N.A., as securities agent (the “Base Indenture”), as supplemented by a Second Supplemental Indenture, dated September 21, 2018 (the “Second Supplemental Indenture” and, together with the Base Indenture, the “Indenture”).

The aggregate net proceeds from the sale of the Notes were approximately $594,914,000, after deducting the underwriting discount and estimated offering expenses. The Company intends to use the net proceeds from sale of the Notes to repay indebtedness outstanding under its $1.25 billion committed revolving credit facility. From time to time in the ordinary course of their respective businesses, certain of the underwriters and their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings with the Company or its affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions. An affiliate of J.P. Morgan Securities LLC serves as administrative agent and is a lender on the Company’s revolving credit facility, Merrill Lynch, Pierce, Fenner & Smith Incorporated, an affiliate of Barclays Capital Inc. and affiliates of certain of the other underwriters serve as joint lead arrangers and joint bookrunners and are lenders on the Company’s revolving credit facility. Accordingly, affiliates of J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Barclays Capital Inc. and certain of the other underwriters which are lenders under the Company’s revolving credit facility will receive their pro rata portions of the borrowings repaid thereunder, and the amount received by such affiliates through the repayment of those borrowings may exceed 5% of the proceeds of the Offering. In the event that greater than 5% of the net proceeds from the Offering are used to repay indebtedness owed to any individual underwriter or its affiliates, the Offering will be conducted in accordance with FINRA Rule 5121.

The Notes will mature on September 21, 2023 and bear interest at a fixed rate of 4.000% per annum. Interest on the Notes will accrue from September 21, 2018 and be payable semi-annually in arrears on March 21 and September 21 of each year, commencing March 21, 2019.

The Notes will be senior unsecured obligations of the Company and will rank equally in right of payment with all of the Company’s existing and future senior unsecured indebtedness from time to time outstanding and will rank senior in right of payment to all of the Company’s existing and future subordinated indebtedness outstanding from time to time.

Prior to August 21, 2023, the Company may redeem the Notes, in whole or in part, at any time and from time to time, at a redemption price equal to the greater of (i) 100% of the principal amount of the Notes then outstanding to be redeemed and (ii) the sum of (x) the present values of the remaining scheduled payments of principal and interest on the Notes to be redeemed (excluding interest accrued to the redemption date), discounted to the redemption date on a semi-annual basis at the Adjusted Treasury Rate (as defined in the Supplemental Indenture) plus 20 basis points, and (y) accrued and unpaid interest on the applicable series of Notes being redeemed to, but not including, the redemption date.

At its option, (i) at any time on and after August 21, 2023, the Company may redeem the Notes, in whole or in part, at a redemption price equal to 100% of the aggregate principal amount of the Notes being redeemed plus accrued and unpaid interest on the Notes being redeemed to, but not including, the redemption date.

The Indenture contains covenants that require the Company to satisfy certain conditions in order to incur debt secured by liens, engage in sale and leaseback transactions or merge or consolidate with another entity or sell, assign, transfer, lease or otherwise convey all or substantially all of its assets to another person. The Indenture also provides for customary events of default and other customary provisions.

If a Change of Control Repurchase Event (as defined in the Supplemental Indenture) occurs, the Company will be required to make an offer on the terms set forth in the Supplemental Indenture to each holder of the Notes to repurchase, in cash, all or any part of that holder’s Notes at a purchase price equal to 101% of the principal amount of the Notes repurchased, plus accrued and unpaid interest, if any, on the Notes repurchased, to but not including the date of repurchase, unless the Company has exercised its right to redeem the Notes.

The Notes were offered and sold by the Company pursuant to its automatic shelf registration statement on Form S-3ASR (Registration Statement No. 333-224612), filed with the Securities and Exchange Commission (the “Commission”) on May 2, 2018, as supplemented by the final prospectus supplement dated September 19, 2018 and filed with the Commission on September 20, 2018.

The foregoing summary of the Notes is qualified in its entirety by reference to the Base Indenture, filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the Commission on June 16, 2015, and the Second Supplemental Indenture attached hereto as Exhibit 4.2, each of which is incorporated by reference herein.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under “Item 1.01. Entry into a Material Definitive Agreement” of this Current Report on Form 8-K is incorporated herein by reference.

Item 8.01.	Other Events.

In connection with the offering and sale of the Notes, the Company is filing as Exhibit 5.1 hereto an opinion of counsel with respect to the Notes. Such opinion is incorporated by reference into the Company’s registration statement on Form S-3ASR (Registration Statement No. 333-224612) filed with the Commission on May 2, 2018, as supplemented by the final prospectus supplement dated September 19, 2018 and filed with the Commission on September 20, 2018.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

1.1	Underwriting Agreement, dated September 19, 2018, between Fortune Brands Home & Security, Inc. and Barclays Capital Inc., J.P. Morgan Securities LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representatives of the several Underwriters named in Schedule l thereto.

4.1	Indenture, dated as of June 15, 2015, by and among Fortune Brands Home & Security, Inc., Wilmington Trust, National Association, as Trustee, and Citibank, N.A., as Securities Agent (incorporated by reference to Exhibit 4.1 of the Company’s Current Report on Form 8-K filed on June 16, 2015, Commission file number 1-35166).

4.2	Second Supplemental Indenture, dated as of September 21, 2018, by and among Fortune Brands Home & Security, Inc., Wilmington Trust, National Association, as Trustee, and Citibank, N.A., as Securities Agent.

4.3	Form of global certificate for the 4.000% Senior Notes due 2023 (included in Exhibit 4.2).

5.1	Opinion of Norton Rose Fulbright US LLP.

23.1	Consent of Norton Rose Fulbright US LLP (included in Exhibit 5.1).

99.1	Press Release of Fortune Brands Home & Security, Inc. dated September 19, 2018.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FORTUNE BRANDS HOME & SECURITY, INC. (Registrant)

By:	/s/ Patrick D. Hallinan
Name:	Patrick D. Hallinan
Title:	Senior Vice President and Chief Financial Officer

Date: September 21, 2018